As filed with the Securities and Exchange Commission on January 31, 2005

Registration No.                 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GRAVITY Co., Ltd.

(Exact Name of Registrant as Specified in Its Charter)

The Republic of Korea (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Shingu Building 620-2 Shinsa-dong, Gangnam-gu Seoul 135-894, Korea (Address of Principal Executive Offices)	Not Applicable (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

     Securities Act registration statement file number to which this form relates: 333-122159

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

     Securities to be registered pursuant to Section 12(g) of the Act:

Common shares, par value (Won) 500 per share
(Title of Class)

American depositary shares, as evidenced by American depositary receipts, each representing one fourth of one common share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” and “Description of American Depositary Shares” contained in the prospectus included as part of the registrant’s registration statement on Form F-1 (File No. 333-122159) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Form F-1”), which information is incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits to this registration statement have been filed as exhibits to the Form F-1 and are hereby incorporated by reference into this registration statement.

1.	The Form F-1 and the prospectus (Registration No. 333-122159), incorporated by reference.

2.	The registrant’s Registration Statement on Form F-6 (Registration No. 333-122160), incorporated by reference.

3.	Articles of Incorporation of GRAVITY Co., Ltd. (English translation) (incorporated herein by reference to Exhibit 3.1 of the Form F-1 (Registration No. 333-122159)).

4.	Form of Deposit Agreement to be entered into among GRAVITY Co., Ltd., The Bank of New York, as depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to Exhibit 1 of the Registrant’s Registration Statement on Form F-6 (Registration No. 333-122160)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRAVITY Co., Ltd.
By:	/s/ Richard Hyonkook Kim
	Name:	Richard Hyonkook Kim
	Title:	Joint Representative Director and Chief Executive Officer

Date: January 31, 2005